EXHIBIT 32
STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350
The undersigned, Robert C. White, is the Chief Executive Officer and Chief Financial Officer of Wake Forest Bancshares Inc. (the “Company”).
This statement is being furnished in connection with the filing by the Company of the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2008 (the “Report”).
By execution of this statement, I certify that:
A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and
B)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350. It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

Dated: August 08, 2008	/s/ Robert C. White
Chief Executive Officer and
Chief Financial Officer